Exhibit 99.1

PropTech Acquisition Corp. and Porch.com Announce Closing of Business Combination

- Trading of Common Stock and Warrants on Nasdaq to Commence on Thursday, December 24, 2020 -

NEW YORK, NY, December 23, 2020 – PropTech Acquisition Corporation (NASDAQ: PTAC) (“PropTech” or “PTAC”) and Porch.com, Inc. ("Porch” or “the Company") jointly announced today that they have closed their previously announced business combination (the “Business Combination”).

With the closing, the combined company has been renamed “Porch Group, Inc." and its common stock and warrants will begin trading on The Nasdaq Stock Market (“Nasdaq”) under the ticker symbols "PRCH" and “PRCHW” on Thursday, December 24, 2020. To celebrate the closing, Porch Founder and CEO Matt Ehrlichman will ring the opening bell virtually on the Nasdaq Stock Exchange at 9:30 a.m. Eastern time on December 24th.

“Today is a momentous day for our company, our employees and our shareholders,” said Porch Founder and CEO Matt Ehrlichman. “We set out to build a truly great company that makes the home simple, from moving to maintenance and everything in between. It has been an amazing journey building Porch to where it is today, but we truly believe we are just now getting started.”

On December 21, 2020, over 99.9% of the shares of PTAC common stock represented in person or by proxy at the PTAC special meeting voted in favor of the transaction. PTAC also announced that stockholders holding 17,249,600 shares (or 99.99% of PTAC public shares) elected to retain their common stock in connection with the Business Combination. As a result, approximately $173 million will remain in PropTech’s trust account and be released upon the closing of the Business Combination. Including the proceeds from the $150 million fully committed common stock PIPE investment, Porch has received over $322 million in gross proceeds upon the closing of the Business Combination.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events Porch’s future financial or operating performance. These statements are based on the beliefs and assumptions of the management of Porch. Although Porch believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Porch cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements about the ability of Porch to: access, collect and use personal data about consumers; execute its business strategy, including monetization of services provided and expansions in and into existing and new lines of business; anticipate the impact of the coronavirus disease 2019 (“COVID-19”) pandemic and its effect on business and financial conditions; manage risks associated with operational changes in response to the COVID-19 pandemic; realize the benefits expected from the proposed merger; anticipate the uncertainties inherent in the development of new business lines and business strategies; retain and hire necessary employees; increase brand awareness; attract, train and retain effective officers, key employees or directors; upgrade and maintain information technology systems; acquire and protect intellectual property; meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; maintain the listing on, or the delisting of Porch’s securities from, NASDAQ or an inability to have our securities listed on the NASDAQ or another national securities exchange following the merger; obtain additional capital, including use of the debt market; enhance future operating and financial results; successfully execute expansion plans; anticipate rapid technological changes; comply with laws and regulations applicable to its business, including laws and regulations related to data privacy and insurance operations; stay abreast of modified or new laws and regulations applying to its business, including copyright and privacy regulation; anticipate the impact of, and response to, new accounting standards; respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets from various events; anticipate the significance and timing of contractual obligations; maintain key strategic relationships with partners and distributors; respond to uncertainties associated with product and service development and market acceptance; anticipate the impact of new U.S. federal income tax law, including the impact on deferred tax assets; successfully defend litigation; successfully deploy the proceeds from the merger; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in PTAC’s Annual Report on Form 10 K-for the fiscal year ended December 31, 2019, the section entitled “Risk Factors” in PTAC’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, the sections entitled “Risk Factors” and “Forward-Looking Statements; Market, Ranking and Other Industry Data” in the definitive proxy statement/consent solicitation statement/prospectus filed by PTAC and Porch and other documents of PTAC and Porch filed, or to be filed, with the SEC. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Porch does not undertake any duty to update these forward-looking statements, except as otherwise required by law.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to more than 10,500 home services companies such as home inspectors, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com.

About PropTech Acquisition Corporation

PropTech Acquisition Corporation is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses focused on real estate technology. For more information, visit proptechacquisition.com.

Investor Relations contact:

Gateway Investor Relations

Cody Slach, Matt Glover

(949) 574-3860

PTAC@gatewayir.com

PropTech Contact:

contact@proptechacquisition.com